SUBSCRIPTION AGREEMENT

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND SUCH SECURITIES MAY NOT BE OFFERED OR SOLD IN THE UNITED SATES OR TO UNITED STATES PERSONS UNLESS THE SECURITIES ARE REGISTERED UNDER THE 1933 ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

NO NON-U.S. PURCHASER MAY ENGAGE IN ANY HEDGING TRANSACTIONS WITH RESPECT TO THE SECURITIES.

SHARE SUBSCRIPTION AGREEMENT

To:         HELP-U-DRIVE INCORPORATED
Mr. Cory Heitz, Chief Executive Officer
3505 Castlegate Ct.
Lexington, KY 40502

This Subscription Agreement sets forth the terms under which the undersigned (“Subscriber”) will invest in HELP-U-DRIVE INCORPORATED (the “Corporation”), a Delaware corporation. This Subscription is one of a limited number of subscriptions for up to 400,000 shares of Common Stock at a price of $0.10 per share (the “Shares” or the “Securities”), subject to increase at our option.

The Shares are being offered to a limited number of Subscribers on behalf of the Corporation.

Execution of this Subscription Agreement by the Subscriber shall constitute an offer by the Subscriber to subscribe for the Shares set forth in this Agreement on the terms and conditions specified herein. The Corporation reserves the right to reject such subscription offer, or, by executing a copy of this Subscription Agreement, to accept such offer. If the Subscriber’s offer is accepted, the Corporation will execute this Subscription Agreement and return an executed copy of the Subscription Agreement to the Subscriber. If the Subscriber’s offer is rejected, the payment accompanying this Subscription Agreement will be returned, with the notice of rejection.

NON-UNITED STATES SUBSCRIBER DECLARATION

The Subscriber acknowledges that the Subscriber is purchasing the Shares on a private basis and the Subscriber represents that the Subscriber has the following relationship with a director, officer, or promoter of the Corporation (check one).

Friend	_____

Relative	_____

Business associate	_____

UNITED STATES SUBSCRIBER DECLARATION

If the undersigned is a United States resident, the undersigned warrants and certifies that the undersigned is an Accredited Investor as that term is defined in Regulation D promulgated under the Securities Act of the United States, by virtue of the undersigned’s qualification under one or more of the following categories (please check the appropriate space or spaces):

_____ The undersigned is a natural person whose individual net worth, or joint net worth with the person’s spouse exceeds $1,000,000.00.

_____ The undersigned is a natural person who had an individual income in excess of $200,000.00 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000.00 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

_____ The undersigned is a corporation, organization described in section 501(c)(3) of the United States Internal Revenue Code, Massachusetts Trust or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000.00.

_____ The undersigned is a trust, with total assets in excess of $5,000,000.00, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person.

_____ The undersigned is a director or executive officer of the Corporation.

_____ The undersigned is a private business development Corporation as defined in section 202(a)(22) of the Investment Advisers Act of 1940.

_____ The undersigned is a bank as defined in section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1943; an insurance Corporation as defined in section 2(13) of the Act; an investment Corporation registered under the Investment Corporation Act of 1940 or a business development Corporation as defined in section 2(a)(48) of that Act; a Small Business Investment Corporation licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivision, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.00; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance Corporation, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000.00 or, if a self-directed plan, with investment decisions made solely by persons that are accredited subscribers.

_____ The undersigned is an entity in which all of the equity owners are accredited subscribers under one or more of the categories set forth above.

All Accredited Investors must initial the following:

_____ I understand that the representations contained in this section are made for the purpose of qualifying me as an Accredited Investor as that term is defined pursuant to Regulation D under the Securities Act of 1933, as amended, for the purpose of inducing a sale of Securities to me. I hereby represent that the statement or statements initialed above are true and correct in all respect. I understand that a false representation may constitute a violation of law, and that any person who suffers damage as a result of a false representation may have a claim against me for damages.

RESTRICTED SECURITIES AND DISPOSITION UNDER RULE 144

The Subscriber represents and warrants that the undersigned understands that:

•
Neither the sale of the securities which the undersigned is acquiring nor the securities themselves has been registered under the 1933 Act or any foreign or state securities laws, and the securities must be held indefinitely unless subsequently registered under the act or an exemption from such registration is available.

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The certificate representing the securities will be stamped with the following legend (or substantially equivalent language) restricting transfer, “The securities represented by this certificate have not been registered under the Securities Act of 1933 or the laws of any state and have been issued pursuant to an exemption from registration pertaining to such securities and pursuant to a representation by the security holder name hereon that said securities have been acquired for purpose of investment and not for purpose of distribution. These securities may not be offered, sold, transferred, pledged or hypothecated in the absence of registration, or the availability of an exemption from which such registration. No hedging transactions are permitted with respect to the securities. Furthermore, no offer, sale, transfer, pledge or hypothecation is to take place without the prior written approval of counsel to the Corporation being affixed to this certificate. The stock transfer agent has been ordered to effect transfers of or transactions concerning this certificate only in accordance with the above instructions.”

The subscriber represents and warrants that the undersigned understands that

•	The Securities are restricted within the meaning of rule 144 promulgated under the 1933 Act.

•
That the exemption from registration under rule 144 will not be available in any event for at least one year from the date of purchase and payment of the securities by the undersigned, and even then will not be available unless

•	A public trading market then exists for the common stock of the corporation

•	Adequate information concerning the corporation is then available to the public

•	Other terms and conditions of rule 144 are complied with

•	Any sale of the securities may be made by the undersigned only in limited amounts in accordance with such terms and conditions

Without in any way limiting the representations set forth above, the undersigned further agrees that the undersigned shall in no event make any disposition of all or any portion of the Securities which the undersigned is acquiring unless and until:

•	There is then in effect a registration statement under the act covering such proposed disposition is made in accordance with said registration statement.

Or

•
The undersigned shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with a detailed statement of the circumstances surrounding the proposed disposition,

•	The undersigned shall have furnished the Corporation with an opinion of the undersigned’s own counsel to the effect that such disposition will not require registration of such shares under the Act.

•	Such opinion of the undersigned’s counsel shall have been concurred in by counsel for the Corporation and the Corporation shall have advised the undersigned of such concurrence.

INVESTMENT SUBSCRIPTION TERMS, CORPORATE DISCLOSURE AND GENERAL SUBSCRIBER ACKNOWLEDGEMENTS AND WARRANTS

Use of Funds of the Shares.

The Subscriber acknowledges that the funds to be raised from the Shares are to be employed for the business of the Corporation in accordance with management’s discretion as to the best use of the same for the Corporation’s business plans. The Corporation reserves the right at any time to alter its business plans in accordance with management’s appreciation of the market for the goods and services of the Corporation.

Method of Subscription and Terms of Fund Release.

A Subscription shall be made by delivering to the Corporation a signed copy of this Subscription Agreement and the Subscription Price made to the Corporation or such party as the Corporation may direct. The funds will be employed by the Corporation immediately upon acceptance of the subscription, or of the lesser amount if the full subscription is not accepted.

The Corporation shall return to the Subscriber the Subscription Price, or such amount as has not been accepted, as to such part of the subscription which the Corporation has not accepted.

Subscriber’s Acknowledgments. The Subscriber agrees and acknowledges that:

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Further Financing. The Corporation may issue further offers similar to the within which may bear higher or lower prices, as reasonably determined by the Corporation. The Corporation may, and will, acquire debt and/or equity financing in the future if required or advisable in the course of the Corporation’s business development.

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Withdrawal or Revocation. This Subscription Agreement is given for valuable consideration and shall not be withdrawn or revoked by the Subscriber once tendered to the Corporation with the Subscription Price.

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Agreement to be Bound. The Subscriber hereby specifically agrees to be bound by the terms of this Subscription Agreement as to all particulars hereof and hereby reaffirms the acknowledgments, representations, and powers set forth in this Subscription Agreement;

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Reliance on Subscriber’s Representations. The Subscriber understands that the Corporation will rely on the acknowledgments, representations, and covenants of the Subscriber herein in determining whether a sale of the Shares to the Subscriber is in compliance with applicable securities laws. The Subscriber warrants that all acknowledgments, representations and covenants are true and accurate.

•
Waiver of Preemptive Rights. The Subscriber hereby grants, conveys, and vests the Chief Executive Officer of the Corporation as the Subscriber’s power of attorney solely for the purpose of waiving any prior or preemptive right which the Subscriber may have under applicable law to further issues of Securities of the Corporation.

Subscriber’s Representations, Warranties, and Understandings.

The Subscriber represents and warrants to the Corporation and understands that:

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Principal. The Subscriber is purchasing the Shares as principal for his own account and not for the benefit of any other person except as otherwise stated herein, and not with a view to the resale or distribution of all or any of the Shares.

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Decision to Purchase. The decision of the Subscriber to enter into this agreement and to purchase Shares pursuant hereto has been based only on the representation of this agreement and any collateral business plan or offering memorandum provided herewith or based upon the Subscriber’s relationship with the foregoing stated person of the Corporation. It is not made on other information relating to the Corporation and not upon any oral representation as to fact or otherwise made by or on behalf of the Corporation or any other person. The Subscriber agrees that the Corporation assumes no responsibility or liability of any nature whatsoever for the accuracy, adequacy or completeness of any business plan information, which has been created based upon the Corporation’s management experience. In particular, and without limiting the generality of the foregoing, the decision to subscribe for Shares has not been influenced by:

•	Newspaper, magazine or other media articles or reports related to the Corporation or its business; or

•	Promotional literature or other materials used by the Corporation for sales or marketing purposes; or

•
Any representation, oral or otherwise that the Corporation will become a listed Corporation, that the Shares will be repurchased or have any guaranteed future realizable value, or that there is any certainty as to the success of the Corporation or liquidity or value of the Shares.

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Economic Risk. The Subscriber has such knowledge and experience in financial and business affairs as to be capable of evaluation the merits and risks of his investment in the Shares and the Subscriber is able to bear the economic risk of a total loss of the Subscriber’s investment in the Shares.

•
Speculative Investment. The Subscriber understands that an investment in the Shares is a speculative investment and that there is no guarantee of success of management’s plans. Management’s plans are an effort to apply present knowledge and experience to project a future course of action which is hoped will result in financial success employing the Corporation’s assets and present level of management’s skills, and those whom the Corporation will need to attract (which cannot be assured). Additionally, all plans are capable of being frustrated by new or unrecognized or unappreciated circumstances which can typically not be accurately, or at all, predicted.

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Status. If the Subscriber is a U.S. person then such has been declared in this document and the Subscriber qualifies as an eligible subscriber under the relevant state and federal U.S. laws as elsewhere herein specified.

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Address. The Subscriber is resident as set out on the last page of this Agreement as the “Subscriber’s Address” and the address set forth on the last page of this Agreement is the true and correct address of the Subscriber.

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Risk and Resale Restriction. The Subscriber is aware of the risks and other characteristics of the Securities and of the fact that the Subscriber will not be able to resell the Securities except in accordance with the applicable securities legislation and regulatory policy.

•	Receipt of Information. The Subscriber acknowledges that, to his satisfaction

•	He has either had access to or has been furnished with sufficient information regarding the Corporation and the terms of this investment transaction to his satisfaction.

•	He has been provided the opportunity to ask questions concerning this investment transaction and the terms and conditions thereof and all such questions have been answered to his satisfaction.

•
He has been given ready access to and an opportunity to review any information, oral or written, that he has requested, in particular to any offering memorandum or business plan of the Corporation, if available, concurrent with or as a part of this subscription.

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No Prospectus filing. The Subscriber acknowledges that this is an offering made on a private basis without a prospectus and that no foreign, federal, state, provincial or other agency has made any finding or determination as to the merits of the investment nor made any recommendation or endorsement of the Shares.

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Confidentiality. The Subscriber understands that the Corporation’s business plan and this Agreement are confidential. The Subscriber has not distributed such, or divulged the contents thereof, to anyone other than such legal or financial advisors as the Subscriber has deemed desirable for purposes of evaluating an investment in the Shares and the Subscriber has not made any copies thereof except for his own records.

•	Age of Majority. The Subscriber, if an individual, has attained the age of majority and is legally competent to execute this Agreement and to take all actions required pursuant hereto.

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Authorization and Formation of Subscriber. The Subscriber, if a corporation, partnership, trust or other form of business entity, is authorized and otherwise duly qualified to purchase and hold the Shares and such entity has not been formed for the specific purpose of acquiring Shares in the Offering. If the Subscriber is one of the aforementioned entities, it hereby agrees that upon request of the Corporation it will supply the Corporation with any additional written information that may be requested by the Corporation.

•	Legal Obligation. This Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber.

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Compliance with Applicable Laws. The Subscriber knows of no reason why the delivery of this Agreement, the acceptance of it by the Corporation and the issuance of the Shares or resultant Shares to the Subscriber will not comply with all applicable laws of the Subscriber’s jurisdiction of residence or domicile, and all other applicable laws, and the Subscriber has no reason to believe that such will cause the Corporation to become subject to or required to comply with any additional disclosure, prospectus or reporting requirements. The Subscriber will comply with all applicable securities laws and will assist the Corporation in all reasonable manners to comply with all applicable securities laws.

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Encumbrance or Transfer of Shares. The Subscriber will not sell, assign, gift, pledge or encumber in any manner whatsoever the Shares herein subscribed without the prior written consent of the Corporation and in accordance with applicable securities laws.

The Subscriber agrees that the above representations and warranties of the Subscriber will be true and correct as of the execution of and acceptance of this Agreement and will survive the completion of the issuance of the Shares. The Subscriber understands that the Corporation will rely on the representations and warranties of the Subscriber herein in determining whether a sale of the Shares to the Subscriber is in compliance with federal and applicable provincial securities laws and the Subscriber warrants to indemnify and hold harmless the Corporation from all damages or claims resulting from any misrepresentation by the Subscriber.

Material Changes.

The Subscriber undertakes to notify the Corporation immediately should there be any material change in the foregoing warranties and representations and provide the Corporation with the revised or corrected information. The Subscriber hereby agrees to indemnify and hold the Corporation and its affiliates harmless from and against any and all liability, damage, cost or expense (including reasonable attorneys’ fees) incurred on account of or arising out of:

•	Any inaccuracy in the Subscriber’s acknowledgments, representations or warranties set forth in this Agreement.

•	The Subscriber’s disposition of any of the Shares contrary to the Subscriber’s acknowledgments, representations or warranties in this Agreement.

•
Any suit or proceeding based upon a claim that said acknowledgments, representations or warranties were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Corporation or its affiliates or the disposition of all or any part of the Subscriber’s Shares

•	The Subscriber’s failure to fulfill any or all of the Subscriber’s obligations herein.

Address for Delivery.

Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by delivery (electronic or otherwise) or prepaid registered mail deposited in a post office addressed to the Subscriber or the Corporation at the address specified in this Agreement. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered, or, if given by registered mail as aforesaid, shall be deemed conclusively to be the fifth day after the same shall have been so mailed, except in the case of interruption of postal services for any reason whatsoever, in which case the date of receipt shall be the date on which the notice, demand or other communication is actually received by the addressee.

Change of Address.

Either party may at any time, and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

Severability and Construction.

Each Section, sub-section, paragraph, sub-paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the parties and continue to be given full force and agreement as of the date upon which the ruling becomes final.) The word “he” in this Agreement shall also mean she or it, relative of the Subscriber.

Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware. Any dispute regarding matters as between the Subscriber and the Corporation, whether as a Subscriber or Shareholder, and whether arising under this Agreement or pursuant to Shareholder or shareholder right pursuant to the documents of the Corporation or applicable law, shall be adjudicated in Delaware unless the Corporation shall determine or permit otherwise.

Survival of Representations and Warranties.

The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

Counterparts.

This Agreement may be signed by the parties hereto in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the execution date as set forth in this Agreement. This Agreement may be executed and exchanged by facsimile and such facsimile copies shall be valid and enforceable agreements.

Entire Agreement.

This Agreement constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings. There are no collateral agreements or understandings hereto and this Agreement, and the documents contemplated herein, constitutes the totality of the parties’ agreement. This Agreement may be amended or modified in any respect by written instrument only.

Successors and Assigns.

The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Subscriber, the Corporation, the other stated companies for which the Corporation acts as agent, and their respective successors and lawfully permitted assigns; provided that, except as herein provided, this Agreement shall not be assignable by any party without the written consent of the other. The benefit and obligations of this Agreement, insofar as they extend to or affect the Subscriber, shall pass with any assignment or transfer of the Shares in accordance with the terms of this Agreement.

Subscription Amount and Payments:

Investor hereby subscribes for _____ (Number) of Shares for a total purchase price of $________ (Number of Shares x $0.10) and hereby submits a check in the amount of $________ (Number of Shares x $0.10) made payable to:

Kimberly Dawahare-Vaught, Attorney At Law
253 South Limestone Street
Lexington, KY 40508
Phone (859) 252-0083

Effective Date

This Agreement shall take effect upon the date of acceptance by the Corporation.

DATED at __________, __________ on this _____ day of __________, 2006.

Name of Subscriber: (please print)

Subscriber’s Address:

Subscriber’s email address:

Official Capacity or Title (please print)

Telephone Number:

Authorized Signature:

ACCEPTANCE

The Corporation hereby accepts the above subscription as of this _____ day of (Month) ________, (Year) ________.

Help-U-Drive, Inc.

By:

Title: